UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)  At the reconvened annual meeting of stockholders (the “Annual Meeting”) of Nuwellis, Inc. (the “Company”) held on May 25, 2022, stockholders (i) elected two Class III director nominees to the Company’s board of directors to serve three-year terms; and (ii) approved, on an advisory basis, Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the Annual Meeting were elected as Class III directors. Proposal 2 required the affirmative vote of holders of a majority of shares entitled to vote and present at the Annual Meeting, virtually via the internet or by proxy. The proposals are described in detail in the Company’s definitive proxy statement filed on April 11, 2022 with the Securities and Exchange Commission.

A total of 5,591,597 shares of the Company’s common stock were present at the Annual Meeting virtually or by proxy, which represents approximately 53.06% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1 — Election of Directors

Class III Nominees	Votes For	Votes Withheld	Broker Non-Votes
John L. Erb	1,660,962	1,342,543	2,588,092
Gregory D. Waller	1,700,165	1,303,340	2,588,092

Proposal 2—Advisory Approval of Independent Registered Public Accounting Firm for 2022

Votes For	Votes Against	Votes Abstain
4,568,238	858,544	164,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo
	Name:	Nestor Jaramillo
	Title:	President and Chief Executive Officer